Exhibit 10.1

AMENDMENT NUMBER TWO
to
EMPLOYMENT CONTRACT
TGC INDUSTRIES, INC.
(Whitener)

TGC Industries, Inc., a Texas corporation (“Company”), and Wayne A. Whitener (“Employee”) entered into an Employment Contract (the “Contract”) dated to be effective August 1, 2005.

Paragraph 17 of the Contract provides that the Contract may be amended by an instrument in writing setting forth the particulars of such amendment and duly executed by Company and Employee.

Paragraph 2 of the Contract originally provided that Employee’s term of employment would be for a period of two years ending on July 31, 2007.

By an Amendment Number One dated to be effective July 15, 2006, acting in accordance with Paragraph 17 of the Contract (referred to above), Company and Employee amended Paragraph 2 by extending the term of employment for an additional period of two years ending on July 31, 2009.

Acting again in accordance with such Paragraph 17 of the Contract (referred to above), Company and Employee hereby amend: (1)  Paragraph 2 by extending the term of employment for an additional year ending on July 31, 2010; (2) Paragraph 4.a. by providing for a base salary of $225,000 through July 31, 2008, and $250,000 for the remainder of the term ending on July 31, 2010; and (3) Paragraph 4.b. by increasing the cap of the performance bonus from $175,000 to the amount of the base salary in effect for that year.

All of the other provisions contained in the Contract are hereby ratified and affirmed by the parties hereto.

DATED to be effective May 1, 2007.

COMPANY:		EMPLOYEE:

TGC Industries, Inc.

		By:	/s/ WAYNE A. WHITENER
By:	/s/ WILLIAM J. BARRETT		Wayne A. Whitener
	William J. Barrett, Director		49 Sunrise Circle
Pottsboro, Texas 75076

	Date: May 8, 2007	Date: May 8, 2007